Filed Pursuant to Rule 424(b)(3)
                                                   Registration Number 333-73080

PROSPECTUS

                                      LOGO

                                Eaton Vance Corp.

                             Non-Voting Common Stock



         The persons described under the caption "Selling Stockholders" on page 9 of this prospectus may use this prospectus to offer and sell from time to time up to 4,510,830 shares of our non-voting common stock, deliverable upon exchange of Liquid Yield Option(TM) Notes due 2031 issued by Eaton Vance Management, our wholly owned subsidiary. Eaton Vance Management privately placed $314,000,000 aggregate principal amount at maturity of the LYONsTM, which are conditionally exchangeable upon the occurrence of specified events for shares of our non-voting common stock at an initial exchange rate of 14.3657 shares per $1,000 principal amount at maturity of LYONs.

         Our non-voting common stock is listed on the New York Stock Exchange under the symbol "EV." On February 6, 2002, the last reported sale price per share of our non-voting common stock on the NYSE was $38.85.

         The selling stockholders may offer the shares of non-voting common stock in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. In addition, the selling stockholders may offer the shares of non-voting common stock from time to time through ordinary brokerage transactions on the New York Stock Exchange. No representation is made that any shares of non-voting common stock will or will not be offered for sale. We will not receive any of the proceeds from the sale of the shares of non-voting common stock by any of the selling stockholders. We will pay all costs, expenses and fees in connection with the registration of the non-voting common stock, except that all selling commissions and fees incurred by the selling stockholders will be borne by such holders.

         The selling stockholders may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended. Any profits realized by the selling stockholders may be deemed to be underwriting commissions. If the selling stockholders use any broker-dealers, any commissions paid to broker-dealers and, if broker-dealers purchase any shares of non-voting common stock as principals, any profits realized by such broker-dealers on the resale of the non-voting common stock, may be deemed to be underwriting discounts and commissions under the Securities Act.

         You should carefully review "Risk Factors" beginning on page 4 of this prospectus for a discussion of risks you should consider when investing in our non-voting common stock.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                The date of this prospectus is February 8, 2002.

(TM)Trademark of Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS

                                                                            Page
Summary....................................................................   3
Risk Factors...............................................................   4
Forward-Looking Information................................................   7
Use of Proceeds............................................................   7
Description of our Capital Stock...........................................   8
Selling Stockholders.......................................................   9
Plan of Distribution.......................................................  11
Legal Matters..............................................................  12
Experts....................................................................  12
Where You Can Find More Information........................................  12


         You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. You should assume that the information appearing in this prospectus or any documents incorporated by reference is accurate only as of the date on the front cover of the applicable document or as specifically identified in the document. Our business, financial condition, results of operations and business prospects may have changed since that date.

                                     SUMMARY

         The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere or incorporated by reference in this prospectus, including our consolidated financial statements and the accompanying notes. Because this is a summary, it may not contain all the information that may be important to you. You should read the entire prospectus, including the information incorporated by reference, before making an investment decision. When used in this prospectus, the terms "Eaton Vance," "we," "our" and "us" refer to Eaton Vance Corp. and its consolidated subsidiaries, unless otherwise specified.

                                Eaton Vance Corp.

         We are a diversified financial services holding company that operates through our subsidiaries and affiliates in North America, Europe and Asia. We offer a variety of asset management and related financial services to registered investment companies, retail investors, institutions and individuals. We have been in the investment management business for over seventy-five years, tracing our history to two Boston-based investment managers: Eaton & Howard, formed in 1924, and Vance, Sanders & Company, organized in 1934.

         Eaton Vance Management is our principal operating subsidiary. Eaton Vance Management and its subsidiaries create, market and manage investment funds and provide investment management and counseling services to institutions and individuals. Eaton Vance Management is also a leading manager of municipal bond funds, floating-rate income funds and high yield bond funds. Eaton Vance Management is organized as a Massachusetts business trust and is registered with the SEC as an adviser under the Investment Advisers Act of 1940, as amended. Boston Management and Research, a wholly owned subsidiary of Eaton Vance Management, is also a registered investment adviser that provides investment advisory services. Eaton Vance Distributors, Inc., a wholly owned subsidiary of Eaton Vance Management, is a registered broker/dealer that is the principal underwriter of the Eaton Vance Funds. Eaton Vance Funds are distributed through third-party broker/dealers, independent financial institutions and investment advisers.

         Our principal executive offices are located at The Eaton Vance Building, 255 State Street, Boston, Massachusetts 02109. Our telephone number is
(617) 482-8260.

                                  The Offering

         Shares of our non-voting common stock covered by this prospectus are being registered to permit secondary trading and so that certain selling stockholders may offer the shares for sale from time to time. For a discussion of the manner in which the selling stockholders may offer their shares of non-voting common stock, see "Plan of Distribution."

         All of the selling stockholders will receive their shares of non-voting common stock from Eaton Vance Management upon exchange of LYONs issued by Eaton Vance Management. Eaton Vance Management privately placed $314,000,000 aggregate principal amount at maturity of the LYONs in August 2001 in a transaction exempt from the registration requirements of the Securities Act of 1933. In connection with the offering by Eaton Vance Management, Eaton Vance Corp. agreed to register the shares of non-voting common stock offered hereby. The LYONs are obligations of Eaton Vance Management. Eaton Vance Corp. has no obligation to deliver shares of non-voting common stock or cash in lieu thereof upon the exchange of Eaton Vance Management's LYONs.

                                  RISK FACTORS

         From time to time, information provided by us or information included in our filings with the SEC may contain statements that are not historical facts, but for this purpose are referred to as "forward-looking statements." Our actual future results may differ significantly from those stated in any forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the factors discussed below. Prospective investors should carefully consider the following information with other information contained in or incorporated into this prospectus before purchasing the shares of non-voting common stock.

                          Risks Related to Our Business

We are subject to substantial competition in all aspects of our business.

         The Eaton Vance Funds compete against an ever increasing number of investment products sold to the public by investment dealers, banks, insurance companies and others that sell equity funds, taxable income funds, tax-free investments and other investment products. Recent consolidation in the financial services industry has created stronger competitors with greater financial resources and broader distribution channels than our own. We compete with other providers of investment products on the basis of products offered, the investment performance of such products, quality of service, fees charged, the level and type of sales representative compensation, the manner in which such products are marketed and distributed and the services provided to investors. Such competition could reduce the demand for our products and services and could have a material adverse effect on our business, financial condition, results of operations and business prospects.

We depend on third-party retail distribution channels to market our investment products.

         Our ability to market investment products is entirely dependent on access to the retail distribution systems of national and regional securities dealer firms and other financial institutions, which generally offer competing internally and externally managed investment products. Although we have historically been successful in gaining access to these channels, there can be no assurance that we will continue to do so. The inability to have such access could have a material adverse effect on our business.

We derive almost all of our revenue from contracts that can be terminated on short notice.

         We are dependent upon the contractual relationships we maintain with the Eaton Vance Funds and separately managed accounts. Our investment management, administration, distribution and service agreements are generally terminable at will and upon relatively short notice. If any of these agreements representing a significant portion of our revenues are terminated or are not renewed pursuant to their terms, our financial results may be adversely affected.

A decline in the market value of our assets under management would cause our revenues to decline.

         Investment adviser fees and distribution income, our primary sources of revenues, are calculated as percentages of assets under management. A decline in the prices of securities generally would cause a decrease in the value of our assets under management, resulting in a decline in our revenues. The prices of securities may decline for various market, economic, financial and other reasons not under our control. If our revenues decline without a commensurate reduction in our expenses, our net income would be reduced.

An increase in redemptions or withdrawals from our funds and accounts would cause our revenues to decline.

         An increase in redemptions or withdrawals by investors from our funds and accounts would cause a decrease in the value of our assets under management resulting in a decline in our revenues. Such increases in redemptions and withdrawals could arise, for example: if our funds and accounts underperform the applicable market or segment; if investors reduce their investments in funds in general or in the market segments that are our focus (in response to adverse market conditions or to pursue other investment opportunities); if investors take profits from their investments; or if interest rates decline making our income funds less attractive to investors. These reasons are illustrative and not comprehensive. It is impossible to predict the net effect of any particular set of conditions on our business and to devise effective strategies to counteract those conditions.

General economic and securities markets fluctuations may reduce our sales and market share.

         Adverse general securities market conditions, increased market volatility, currency fluctuations, governmental regulations and recessionary global economic conditions could reduce our mutual fund share sales and other financial services product sales. Increased and unusual market volatility could also reduce our equity mutual fund assets and sales to the extent that customers decided to shift to predominately fixed-income products.

Any inability to meet our cash needs could have a negative effect on our financial condition and business operations.

         Our ability to meet anticipated cash needs depends upon factors including our asset value, our creditworthiness as perceived by lenders and the market value of our non-voting common stock. Similarly, our ability to securitize and hedge future portfolios is also subject to the market's perception of those assets, finance rates offered by competitors, and the general market for private debt. If we are unable, for any reason, to obtain these funds and financing, we may be forced to incur unanticipated costs or revise our business plan.

We face increased competition in hiring and retaining qualified employees.

         Our continued success will depend upon our ability to attract and retain qualified personnel. Competition to hire these employees has increased, particularly in certain geographic locations where the majority of our workforce is employed. We may be forced to offer increases in compensation and benefits to these employees at rates that exceed inflation. With relatively low unemployment in the United States, qualified personnel are now moving between firms and starting their own companies with greater frequency. If we are not able to attract and retain qualified employees, our overall business condition and revenues could suffer.

Poor fund performance may adversely affect our business.

         Success in the investment management and mutual fund business is largely dependent on good investment performance relative to market conditions and performance of competing funds. Good performance generally stimulates sales of the funds' shares and tends to keep redemptions low. Sales of funds generate higher revenues (which are largely based on assets of the funds). Good performance also attracts private institutional accounts to us. Conversely, relatively poor performance tends to result in decreased sales, increased redemptions of the funds' shares, and the loss of private institutional accounts, with corresponding decreases in revenues we receive. Failure of our funds to perform well could, therefore, have a material adverse effect on our operating results or financial condition.

Potential adverse effects of changes in laws and regulations in the investment management business may adversely effect our business.

         Our investment management business is subject to extensive regulation in the United States primarily at the federal level, including regulations by the SEC particularly under the Investment Company Act and the Investment Advisers Act, as well as the rules of the National Association of Securities Dealers, Inc. We are also affected, to the extent operations take place outside the United States, by foreign regulations. Changes in laws or regulations or in governmental policies could materially and adversely affect our business and operations.

Acquisitions, which are part of our business strategy, involve inherent risks that could result in adverse effects on our operating results and financial condition and dilute the holdings of stockholders of Eaton Vance Corp.

         As part of our business strategy, we intend to consider acquisitions of similar or complementary businesses. If we are incorrect when we assess the value, strengths, weaknesses, liabilities and potential profitability of acquisition candidates or if we are not successful in integrating the operations of the acquired businesses, any acquisition could have a material adverse effect on our operating results and financial condition. Our recent acquisitions of Fox Asset Management, LLC and Atlanta Capital Management Company, LLC, and any future acquisitions will be accompanied by the risks commonly associated with acquisitions. These risks include, among others:

         o potential exposure to unknown liabilities of acquired companies and to acquisition costs and expenses,

         o the difficulty and expenses of integrating the operations and personnel of the acquired companies,

         o the potential disruption to the business of the combined company and potential diversion of management's time and attention,

         o the impairment of relationships with and the possible loss of key employees and clients as a result of the changes in management,

         o the incurrence of amortization expense (there will be amortization expense from the identified intangible assets), and

         o increases in our leverage or, if we use our non-voting common stock to pay for such acquisitions, potential dilution to our stockholders.

         In addition, the products and technologies of acquired companies may not be effectively assimilated into our business. The combined company may also incur significant expense to complete the acquisitions and to support the acquired products and businesses. Further, any such acquisitions may be funded with cash, debt or equity or some combination of such consideration, which could have the effect of diluting or otherwise adversely affecting the holdings or the rights of our stockholders. Finally, we may not be successful in identifying attractive acquisition candidates or completing acquisitions on favorable terms or in a timely manner.

                         Risks Related to this Offering

Holders of our non-voting common stock have no voting rights.

         The holders of our voting common stock possess exclusive voting rights in Eaton Vance Corp. Accordingly, holders of shares of non-voting common stock offered by this prospectus will not be entitled to vote on any matter requiring stockholder approval, including the election of directors, amendments to our articles of incorporation and significant corporate transactions, including mergers, consolidations, sales of assets or other transactions that may result in a change in control.

Eaton Vance Corp.'s holding company structure may limit its ability to pay dividends on its non-voting common stock.

         We are a holding company, and substantially all of our operations are conducted through our direct and indirect subsidiaries. As a result, our cash flow and our ability to pay dividends on our non-voting common stock depend upon the earnings of our subsidiaries and on the distribution of earnings, loans or other payments by our subsidiaries.

         Any payment of dividends, distributions, loans or advances to us by our subsidiaries could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings and business considerations.

                           FORWARD-LOOKING INFORMATION

         Certain information included or incorporated by reference in this document may be deemed to be "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are characterized by terminology such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy," and similar expressions. These statements are based on assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including those risks described in this prospectus under "Risk Factors," as well as other factors that our management has not yet identified. Any such forward-looking statements are not guarantees of future performances, and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements. We disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the foregoing.


                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale by any selling stockholder of the shares of non-voting common stock.

                        DESCRIPTION OF OUR CAPITAL STOCK

         The following is a summary of selected provisions of our articles of incorporation, as amended, bylaws and the voting trust agreement described below. This description is a summary and is qualified in its entirety by our articles of incorporation and bylaws, which have been publicly filed with the SEC. See "Where You Can find More Information."

         Our capital stock consists of:

         o 640,000 authorized shares of voting common stock, of which 154,880 shares were outstanding as of December 31, 2001;

         o 95,360,000 authorized shares of non-voting common stock, of which 69,544,076 shares were outstanding as of December 31, 2001.

Voting Common Stock

         All outstanding shares of our voting common stock, $0.0078125 par value (which is the only class of our stock having voting rights) are deposited in a voting trust, of which the voting trustees were (as of December 31, 2001), James
B. Hawkes, Thomas E. Faust Jr., Alan R. Dynner, William M. Steul, Wharton P. Whitaker, Thomas J. Fetter, Duncan W. Richardson, Jeffery P. Beale, Scott H. Page, Payson F. Swaffield, and Michael W. Weilheimer. The voting trustees were owners of all of the outstanding shares of voting common stock that were deposited in the voting trust. Each of the voting trustees is also an officer of Eaton Vance Management. The voting trust, which has been in effect with respect to us and our predecessors since 1959, was renewed for an additional three-year term until October 30, 2003. The voting trustees have unrestricted voting rights to elect our directors. At December 31, 2001, we had outstanding 154,880 shares of voting common stock. Inasmuch as the eleven voting trustees of the voting trust have unrestricted voting rights with respect to the voting common stock (except that the voting trust agreement provides that the voting trustees shall not vote such stock in favor of the sale, mortgage or pledge of all or substantially all of our assets or for any change in our capital structure or powers or in connection with a merger, consolidation, reorganization or dissolution of Eaton Vance Corp. or the termination of the voting trust or the addition of a voting trustee or of the removal of a voting trustee by the other voting trustees or the renewal of the term of the voting trust without the written consent of the holders of voting trust receipts representing at least a majority of such stock subject at the time to the voting trust agreement), they may be deemed to be the beneficial owners of all of our outstanding voting common stock by virtue of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934. The voting trust agreement provides that the voting trustees shall act by a majority if there are six or more voting trustees; otherwise they shall act unanimously except as otherwise provided in the voting trust agreement. The address of the voting trustees is 255 State Street, Boston Massachusetts 02109.

Non-Voting Common Stock

         Our non-voting common stock is listed on the New York Stock Exchange, Inc. and has a par value of $0.0078125 per share.

Voting

         The holders of non-voting common stock have no voting rights under any circumstances.

Conversion

         The non-voting common stock is neither redeemable nor convertible, and the holders of non-voting common stock have no preemptive rights to purchase any of our securities.

Dividends and Other Distributions

         Shares of non-voting common stock and voting common stock are equal in respect of dividends and other distributions in cash, stock or property, including distributions in the event of the liquidation, dissolution or winding up of Eaton Vance Corp. Dividends that may be declared on the non-voting common stock will be paid in an equal amount to the holder of each share.

         As of December 31, 2001, our officers and directors, as a group, beneficially owned 5,541,709 shares of non-voting common stock (including, unexercised options to purchase such stock), representing 7.86% of the 69,544,076 shares then outstanding plus 937,883 shares subject to options exercisable within 60 days based solely upon information furnished by the officers and directors.

Transfer Agent

         The transfer agent and registrar for our non-voting common stock is EquiServe, L.P.


                              SELLING STOCKHOLDERS

         Eaton Vance Management originally issued the LYONs in a private placement to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchaser, in August 2001. The initial purchaser resold the LYONs in a transaction exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchaser to be "qualified institutional buyers" as defined by Rule 144A under the Securities Act. Selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of non-voting common stock delivered upon exchange of the LYONs. When we refer to the "selling stockholders" in this prospectus, we mean those persons listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who later hold any of the selling stockholders' interests.

         The selling stockholders have represented that they purchased the LYONs and the non-voting common stock deliverable upon exchange of the LYONs for their own account, for investment only and not with a view toward selling or distributing them, except through sales registered under the Securities Act or exemption therefrom. We agreed with the initial purchaser to file the registration statement of which this prospectus forms a part to register the resale of the non-voting common stock deliverable upon exchange of the LYONs. We agreed to prepare and file all necessary amendments and supplements to the registration statement to keep it effective until the date on which the shares of non-voting common stock deliverable upon exchange of the LYONs no longer qualify as registrable securities under the registration rights agreement.

         The shares of non-voting common stock listed as beneficially owned by the selling stockholders in the table below are deliverable upon exchange of LYONs held by such selling stockholders. The LYONs are conditionally exchangeable upon the occurrence of specified events at any time before the close of business on August 13, 2031, unless the LYONs have been previously redeemed or purchased by Eaton Vance Management. Each $1,000 principal amount at maturity of LYONs is initially exchangeable for 14.3657 shares of non-voting common stock. Upon exchange, Eaton Vance Management may elect to pay holders cash based on the average sale price of the non-voting common stock. The exchange rate is subject to adjustment for certain reasons.

         The LYONs are obligations of Eaton Vance Management. Eaton Vance Corp. has no obligation to deliver shares of non-voting common stock or cash in lieu thereof upon exchange of the LYONs.

         The table below sets forth the name of each selling stockholder and the number of shares of non-voting common stock that each selling stockholder may offer pursuant to this prospectus. Unless set forth below, none of the selling stockholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates.

         We have prepared the table below based solely on information given to us by the selling stockholders on or prior to February 1, 2002. However, any or all of the shares of non-voting common stock listed below may be offered for sale by the selling stockholders from time to time. Accordingly, no estimate can be given as to the number of shares of non-voting common stock that will be held by the selling stockholders upon consummation of any such sales. In addition, the selling stockholders listed in the table below may have acquired, sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their LYONs since the date as of which the information in the table is presented.

         Information about the selling stockholders may change over time. Any changed information will be set forth in prospectus supplements. From time to time, additional information concerning ownership of the shares of non-voting common stock may rest with certain holders of LYONs or non-voting common stock not named in the table below and of which we are unaware.

                                                      Shares of
                                                      Non-Voting                            Percentage of
                                                     Common Stock         Shares of           Non-Voting
                                                     Beneficially     Non-Voting Common      Common Stock
                                                    Owned Prior to    Stock That May be      Outstanding
Selling Stockholder                                 Offering(1)(5)    Offered Hereby(2)          (3)
-------------------------------------------------  ----------------  -------------------   ---------------
SAM Investments LDC                                     359,142           359,142                 *
White River Securities L.L.C                             31,245            31,245                 *
Bear Stearns & Co. Inc.                                  31,245            31,245                 *
Julius Baer Multibond Convertbond                        14,366            14,366                 *
R2 Investments, LDC                                     143,657           143,657                 *
KBC Financial Products USA Inc.                          21,549            21,549                 *
KBC Financial Products (Cayman Islands)                 553,079           553,079                 *
JMG Triton Offshore Fund, Ltd                            20,830            20,830                 *
UFJ Investments Asia Ltd                                143,657           143,657                 *
MLQA Convertible Securities Arbitrage Ltd.              287,314           287,314                 *
Deutsche Banc Alex Brown Inc.                           560,262           560,262                 *

All other holders of LYONs or future transferees,
   pledgees, donees or successors of any
   such holders (4)                                   2,344,484         2,344,484               3.3%
                                                      ---------         ---------               ----
         Total                                        4,510,830         4,510,830               6.1%

----------
*Less than one percent (1%)

   (1) The number of shares of non-voting common stock deliverable upon exchange of the LYONs are subject to change under certain circumstances described in the indenture governing the LYONs. As a result, the number of shares of non-voting common stock deliverable upon exchange of the LYONs may increase or decrease at any time.

   (2) Assumes that the full amount of LYONs held by a selling stockholder is exchanged for shares of non-voting common stock at an exchange rate of
        14.3657 shares of non-voting common stock per $1,000 principal amount at maturity of LYONs, and that all shares received upon exchange are offered hereunder by that selling stockholder. Since exchange of the LYONs for shares of non-voting common stock is conditioned upon the occurrence of specified events, and since Eaton Vance Management has the right to pay cash in lieu of delivering shares of non-voting common stock upon exchange, there can be no assurance that any selling stockholder will be able to exchange its LYONs, or that it will receive shares of non-voting common stock upon any such exchange.

   (3) Calculated based on Rule 13d-3(d)(1)(i) of the Exchange Act, using 69,544,076 shares of non-voting common stock outstanding as of December 31, 2001. In calculating this amount for each holder, we treated as outstanding the number of shares of non-voting common stock deliverable upon exchange of all of that holder's LYONs, but we did not assume exchange of any other holder's LYONs.

   (4) Information about other selling stockholders will be set forth in prospectus supplements, if required.

   (5) Assumes that any other holders of LYONs, or any future pledgees, donees, assignees, transferees or successors of or from any such other holders of LYONs, do not beneficially own any shares of non-voting common stock other than the non-voting common stock deliverable upon exchange of the LYONs at the initial exchange rate.

                              PLAN OF DISTRIBUTION

         We are registering the shares of non-voting common stock covered by this prospectus to permit the selling stockholders to conduct public secondary trading of these securities from time to time after the date of this prospectus. References in this section to selling stockholders also include any permitted pledgees, donees, transferees, assignees or successors identified in a prospectus supplement. We have agreed to pay all of the expenses incidental to the registration, offering and sale of the non-voting common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

         We will not receive any of the proceeds of the sale of the non-voting common stock offered by this prospectus. The non-voting common stock may be sold from time to time to purchasers:

         o    directly by the selling stockholders; or

         o through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of non-voting common stock for whom they may act as agent.

              If the non-voting common stock is sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions.

              The non-voting common stock may be sold in one or more transactions at:

         o    fixed prices;

         o    prevailing market prices at the time of sale;

         o    varying prices determined at the time of sale; or

         o    negotiated prices.

These prices will be determined by the holders of the non-voting common stock or by agreement between these holders and underwriters or dealers who may receive fees or commissions in connection with the sale. The aggregate proceeds to the selling holders from the sale of the non-voting common stock offered by them hereby will be the purchase price of the non-voting common stock less discounts and commissions, if any.

         These sales may be effected in transactions:

         o on any national securities exchange or quotation service on which the non-voting common stock may be listed or quoted at the time of the sale, including the New York Stock Exchange;

         o    in the over-the-counter market;

         o in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

         o    through the writing of options.

         These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the transaction.

         In connection with the sales of the non-voting common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the non-voting common stock in the course of hedging their positions. The selling stockholders may also sell the non-voting common stock short and deliver non-voting common stock to close out short positions, or loan or pledge non-voting common stock to broker-dealers that, in turn, may sell the non-voting common stock.

         To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the non-voting common stock by the selling stockholders. Selling stockholders may decide not to sell all or a portion of the non-voting common stock offered by them pursuant to this prospectus or may decide not to sell non-voting common stock under this prospectus. In addition, any selling stockholder may transfer, devise or give the non-voting common stock by other means not described in this prospectus. Any non-voting common stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

         The non-voting common stock trades on the New York Stock Exchange under the symbol "EV."

         The selling stockholders and any such broker-dealers or agents who participate in the distribution of the non-voting common stock may be deemed to be "underwriters." As a result, any profits on the sale of the non-voting common stock by selling stockholders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling stockholders were deemed to be underwriters, the selling stockholders may be subject to statutory liabilities, including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

         The selling stockholders and any other persons participating in the distribution of the non-voting common stock will be subject to the provisions and rules under the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the non-voting common stock by the selling stockholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the non-voting common stock to bid for, purchase, or attempt to induce any person to bid for or purchase the non-voting common stock for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the non-voting common stock and the ability to engage in market-making activities with respect to the non-voting common stock.

         Under the registration rights agreement that has been filed as an exhibit to this registration statement, Eaton Vance Management and the selling stockholders will each indemnify the other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection with these liabilities.


                                  LEGAL MATTERS

         The validity of the shares of non-voting common stock has been passed upon for us by Kirkpatrick & Lockhart LLP, Washington, D.C..

                                     EXPERTS

         The consolidated financial statements of Eaton Vance Corp. incorporated in this prospectus by reference from Eaton Vance Corp.'s Annual Report on Form 10-K for the fiscal year ended October 31, 2001, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for offering costs incurred in connection with the distribution of closed end funds), which is incorporated herein by reference, and has been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports and other information with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following locations of the SEC:

Public Reference Room      Northeast Regional Office     Midwest Regional Office
450 Fifth Street, N.W.       4 World Trade Center        500 West Madison Street
      Room 1024                   Suite 1300                   Suite 1400
Washington, D.C. 20549     New York, New York 10080      Chicago, Illinois 60661

         You may also obtain copies of the information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         The SEC also maintains a web site that contains reports and other information about issuers, like Eaton Vance, who file electronically with the SEC. The address of that site is www.sec.gov.

         You can also inspect reports, proxy statements (if any) and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         We are "incorporating by reference" into this prospectus certain information filed by us with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except to the extent modified or superseded, as described below. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our finances.

         o Annual Report on Form 10-K for the fiscal year ended October 31, 2001; and

         o Description of the non-voting common stock contained in Eaton Vance Corp.'s registration statement on Form 8-B (File No. 1-8100), as filed with the SEC on February 4, 1981, including any amendment or report filed for the purpose of updating that description.

         All documents filed by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the non-voting common stock under this prospectus (other than current reports furnished under item 9 of Form 8-K) shall also be deemed to be incorporated by reference and will automatically update information in this prospectus.

         Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

         William M. Steul,
         Chief Financial Officer
         Eaton Vance Corp.
         The Eaton Vance Building
         255 State Street
         Boston, Massachusetts 02109
         Tel: 617-482-8260

         Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.



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                                      LOGO



                                Eaton Vance Corp.

                             Non-Voting Common Stock


                                   PROSPECTUS









                                February 8, 2002